Exhibit 16.1

CBIZ CPAs P.C.

One Montgomery Street
Suite 1700
San Francisco, CA 94104

P: 415.432.6200

April 7, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Cyngn Inc. under Item 4.01 of its Form 8-K dated April 7, 2026. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Cyngn Inc. contained therein.

Very truly yours,

/s/ CBIZ CPAs P.C.

CBIZ CPAs P.C.

CBIZCPAS.COM